EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110952, 333-110593, 333-65802, 333-66430, 333-72010, 333-75810, 333-100794, 333-145432, 333-96615, 333-71774, 333-49448, 333-129156 on Form S-8, Registration Statement No. 333-53672 and 333-145494 on Form S-3, and Registration Statement No. 333-37050 on Form S-4 of our reports dated June 5, 2009, relating to the financial statements of Spartan Stores, Inc. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended March 28, 2009.

Grand Rapids, Michigan
June 5, 2009